Exhibit 10.6

PREPARED BY AND UPON

RECORDATION RETURN TO:

Kaye Scholer LLP

425 Park Avenue

New York, New York 10022

Attn: Jeannie Bionda, Esq.

DC-180 PEACHTREE, LLC, as assignor

(Borrower)

to

GERMAN AMERICAN CAPITAL CORPORATION, as assignee

(Lender)

ASSIGNMENT

OF LEASES AND RENTS

Dated: As of January 3, 2012

Location: 180 Peachtree Street, Atlanta, Georgia

County: Fulton County, Georgia

ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) is made as of the 3rd day of January, 2012 by DC-180 PEACHTREE, LLC, a Delaware limited liability company, as assignor, having its principal place of business at 4211 West Boy Scout Boulevard, Suite 500, Tampa, Florida 33607 (“Borrower”), to GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation as assignee, having an address at 60 Wall Street, 10th Floor, New York, New York 10005 (together with its successors and/or assigns, “Lender”).

W I T N E S S E T H:

A. Borrower is the owner of (i) that certain condominium unit and common elements more particularly described as Parcel 1 in Exhibit A hereto, which is subject to a condominium regime pursuant to the condominium documents more particularly described in Exhibit C attached hereto, (ii) the fee estate in the land described as Parcel 2 and Parcel 3 on Exhibit A and (iii) the leasehold estate described as Parcel 4 on Exhibit A pursuant to that certain ground lease described on Exhibit B.

B. This Assignment is given in connection with a loan in the principal sum of FIFTY FIVE MILLION AND NO/100 DOLLARS ($55,000,000) (the “Loan”) made by Lender to Borrower pursuant to that certain Loan Agreement dated as of the date hereof between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), and evidenced by that certain Promissory Note dated the date hereof made by Borrower to Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Note”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

C. The Note is secured by that certain Fee and Leasehold Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement dated the date hereof made by Borrower for the benefit of Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Mortgage”), encumbering, as a first mortgage lien thereon, the land more particularly described on Exhibit A annexed hereto and made a part hereof and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (collectively, the “Property”).

D. Borrower has agreed to execute and deliver this Assignment to further secure the payment and performance of all of the Obligations under the Note, the Loan Agreement and the other Loan Documents.

E. This Assignment is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Borrower of its obligations thereunder and under the other Loan Documents is secured hereby, and each and every term and provision of the Loan Agreement and the Note, including the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Assignment.

NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Assignment:

ARTICLE 1

ASSIGNMENT

Section 1.1 Property Assigned. Borrower hereby absolutely and unconditionally assigns and grants to Lender the following property, rights, interests and estates, now owned or hereafter acquired by Borrower:

(a) Leases. All leases, subleases or subsubleases, lettings, licenses, concessions or other agreements (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Property, and every modification, amendment or other agreement relating to such leases, subleases, subsubleases, or other agreements entered into in connection with such leases, subleases, subsubleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into, whether before or after the filing by or against Borrower of any petition for relief under 11 U.S.C. §101 et seq., as the same may be amended from time to time (the “Bankruptcy Code”) (collectively, the “Leases”), together with any extension, renewal or replacement of same. This Assignment of existing and future Leases and other agreements being effective without any further or supplemental assignment documents.

(b) Rents. All Rents, which term shall include Rents paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code.

(c) Bankruptcy Claims. All of Borrower’s claims and rights (the “Bankruptcy Claims”) to the payment of damages arising from any rejection by a lessee of any Lease under the Bankruptcy Code.

(d) Lease Guaranties. All of Borrower’s right, title and interest in, and claims under, any and all lease guaranties, letters of credit and any other credit support (individually, a “Lease Guaranty”, and collectively, the “Lease Guaranties”) given by any guarantor in connection with any of the Leases or leasing commissions (individually, a “Lease Guarantor”, and collectively, the “Lease Guarantors”) to Borrower.

(e) Proceeds. All proceeds from the sale or other disposition of the Leases, the Rents, the Lease Guaranties and/or the Bankruptcy Claims.

(f) Other. All rights, powers, privileges, options and other benefits of Borrower as the lessor under any of the Leases and the beneficiary under any of the Lease Guaranties, including, without limitation, the immediate and continuing right to make claims for, and to receive, collect and acknowledge receipt for all Rents payable or receivable under the Leases and all sums payable under the Lease Guaranties or pursuant thereto (and to apply the same to the payment of the Debt or the Other Obligations), and to do all other things which Borrower or any lessor is or may become entitled to do under any of the Leases or Lease Guaranties.

(g) Entry. The right, subject to the provisions of the Loan Agreement, at Lender’s option, upon revocation of the license granted herein, to enter upon the Property in person, by agent or by court-appointed receiver, to collect the Rents.

(h) Power Of Attorney. Borrower’s irrevocable power of attorney, coupled with an interest, to take any and all of the actions set forth in Section 3.1 of this Assignment, and any or all other actions designated by Lender for the proper management and preservation of the Property.

(i) Other Rights And Agreements. Any and all other rights of Borrower in and to the items set forth in subsections (a) through (h) above, and all amendments, modifications, replacements, renewals and substitutions thereof.

ARTICLE 2

TERMS OF ASSIGNMENT

Section 2.1 Present Assignment and License Back. It is intended by Borrower that this Assignment constitute a present, absolute assignment of the Leases, Rents, Lease Guaranties and Bankruptcy Claims, and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 2.1 and the terms of the Loan Agreement and the Cash Management Agreement, Lender grants to Borrower a revocable license to collect, receive, use and enjoy the Rents, as well as any sums due under the Lease Guaranties. Borrower shall hold the Rents, as well as all sums received pursuant to any Lease Guaranty, or a portion thereof sufficient to discharge all current sums due on the Obligations, in trust for the benefit of Lender for use in the payment of such sums.

Section 2.2 Notice to Lessee. Borrower hereby authorizes and directs the lessees named in the Leases, any other future lessees or occupants of the Property and all Lease Guarantors to pay over to Lender or to such other party as Lender directs all Rents and all sums due under any Lease Guaranties, upon receipt from Lender of written notice to the effect that Lender is then the holder of this Assignment; provided, however, Lender may only send such notices, and take such actions relative to such Rents and sums due under any Lease Guaranties, as are expressly permitted relative thereto pursuant to the terms of the Loan Agreement and the Cash Management Agreement. Such Rents shall be disbursed and/or applied in accordance with the terms of the Loan Agreement and the Cash Management Agreement.

Section 2.3 Incorporation by Reference. All representations, warranties, covenants, conditions and agreements contained in the Loan Agreement and the other Loan Documents, as the same may be modified, renewed, substituted or extended from time to time, are hereby made a part of this Assignment to the same extent and with the same force as if fully set forth herein.

ARTICLE 3

REMEDIES

Section 3.1 Remedies of Lender. Upon or at any time after the occurrence of an Event of Default, the license granted to Borrower in Section 2.1 of this Assignment shall automatically be revoked and Lender shall immediately be entitled to possession of all Rents and all sums due under any Lease Guaranties, whether or not Lender enters upon or takes control of the Property. In addition, Lender may, at its option, without waiving any Event of Default, without regard to the adequacy of the security for the Obligations, either in person or by agent, nominee or attorney, with or without bringing any action or proceeding, or by a receiver appointed by a court, dispossess Borrower and its agents and servants from the Property, without liability for trespass, damages or otherwise and exclude Borrower and its agents or servants wholly therefrom, and take possession of the Property and all books, records and accounts relating thereto, and have, hold, manage, lease and operate the Property on such terms and for such period of time as Lender may deem proper and, either with or without taking possession of the Property, in its own name, demand, sue for or otherwise collect and receive all Rents and all sums due under all Lease Guaranties, including, without limitation, those past due and unpaid (with all such Rents and all sums due under any Lease Guaranties to be deposited into the Clearing Account to the extent and as required by the terms of the Loan Agreement and the Clearing Account Agreement), with full power to make from time to time all alterations, renovations, repairs or replacements thereto or thereof as Lender may deem proper. In addition, upon the occurrence of an Event of Default, Lender, at its option, may (1) complete any construction on the Property in such manner and form as Lender deems advisable, (2) exercise all rights and powers of Borrower, including, without limitation, the right to negotiate, execute, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents from the Property and all sums due under any Lease Guaranties (with all such Rents and all sums due under any Lease Guaranties to be deposited into the Clearing Account to the extent and as required by the terms of the Loan Agreement and the Clearing Account Agreement), and/or (3) either (i) require Borrower to pay monthly in advance to Lender or to any receiver appointed to collect the Rents the fair and reasonable rental value for the use and occupancy of such part of the Property as may be in the possession of Borrower, or (ii) require Borrower to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Borrower may be evicted by summary proceedings or otherwise.

Section 3.2 Other Remedies. Nothing contained in this Assignment and no act done or omitted by Lender pursuant to the power and rights granted to Lender hereunder shall be deemed to be a waiver by Lender of its rights and remedies under the Loan Agreement, the Note, the Mortgage or the other Loan Documents, and this Assignment is made and accepted without prejudice to any of the rights and remedies possessed by Lender under the terms thereof. The right of Lender to collect the Obligations and to enforce any other security therefor held by it may be exercised by Lender either prior to, simultaneously with, or subsequent to any action taken by it hereunder. Borrower hereby absolutely, unconditionally and irrevocably waives any and all rights to assert any setoff, counterclaim or crossclaim of any nature whatsoever with respect to the Obligations of Borrower under this Assignment, the Loan Agreement, the Note, the other Loan Documents or otherwise with respect to the Loan in any action or proceeding brought by Lender to collect same, or any portion thereof, or to enforce and realize upon the lien and security interest created by this Assignment, the Loan Agreement, the Note, the Mortgage or any of the other Loan Documents (provided, however, that the foregoing shall not be deemed a waiver of Borrower’s right to assert any compulsory counterclaim if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of Borrower’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Lender in any separate action or proceeding).

Section 3.3 Other Security. Lender may (i) take or release other security for the payment and performance of the Obligations, (ii) release any party primarily or secondarily liable therefor, and/or (iii) apply any other security held by it to the payment and performance of the Obligations, in each instance, without prejudice to any of its rights under this Assignment.

Section 3.4 Non-Waiver. The exercise by Lender of the option granted it in Section 3.1 of this Assignment and the collection of the Rents and the sums due under the Lease Guaranties and the application thereof as provided in the Loan Documents shall not be considered a waiver of any Default or Event of Default by Borrower under the Note, the Loan Agreement, the Mortgage, this Assignment or the other Loan Documents. The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Assignment. Borrower shall not be relieved of Borrower’s obligations hereunder by reason of (a) the failure of Lender to comply with any request of Borrower or any other party to take any action to enforce any of the provisions hereof or of the Loan Agreement, the Note or the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Property, or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of this Assignment, the Loan Agreement, the Note or the other Loan Documents. Lender may resort for the payment and performance of the Obligations to any other security held by Lender in such order and manner as Lender, in its sole discretion, may elect. Lender may take any action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to enforce its rights under this Assignment. The rights of Lender under this Assignment shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

Section 3.5 Bankruptcy.

(a) Upon or at any time after the occurrence of an Event of Default, Lender shall have the right to proceed in its own name or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of any Lease, including, without limitation, the right to file and prosecute, to the exclusion of Borrower, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect of the lessee under such Lease under the Bankruptcy Code.

(b) If there shall be filed by or against Borrower a petition under the Bankruptcy Code, and Borrower, as lessor under any Lease, shall determine to reject such Lease pursuant to Section 365(a) of the Bankruptcy Code, then Borrower shall give Lender not less than ten (10) days’ prior notice of the date on which Borrower shall apply to the bankruptcy court for authority to reject such Lease. Lender shall have the right, but not the obligation, to serve upon Borrower within such ten (10) day period a notice stating that (i) Lender demands that Borrower assume and assign the Lease to Lender pursuant to Section 365 of the Bankruptcy Code, and (ii) Lender covenants to cure or provide adequate assurance of future performance under the Lease. If Lender serves upon Borrower the notice described in the preceding sentence, Borrower shall not seek to reject the Lease and shall comply with the demand provided for in clause (i) of the preceding sentence within thirty (30) days after Lender’s notice shall have been given, subject to the performance by Lender of the covenant provided for in clause (ii) of the preceding sentence.

ARTICLE 4

NO LIABILITY, FURTHER ASSURANCES

Section 4.1 No Liability of Lender. This Assignment shall not be construed to bind Lender to the performance of any of the covenants, conditions or provisions contained in any Lease or Lease Guaranty or otherwise impose any obligation upon Lender. Lender shall not be liable for any loss sustained by Borrower resulting from Lender’s failure to let the Property after an Event of Default or from any other act or omission of Lender in managing the Property after an Event of Default unless such loss is caused by the willful misconduct or bad faith of Lender. Lender shall not be obligated to perform or discharge any obligation, duty or liability under the Leases or any Lease Guaranties or under or by reason of this Assignment and Borrower shall indemnify Lender for, and hold Lender harmless from, (a) any and all liability, loss or damage which may or might be incurred under the Leases, any Lease Guaranties or under or by reason of this Assignment, and (b) any and all claims and demands whatsoever, including the defense of any such claims or demands which may be asserted against Lender by reason of any alleged obligations and undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in the Leases or any Lease Guaranties, unless caused by the willful misconduct or bad faith of Lender. Should Lender incur any such liability, the amount thereof, including costs, expenses and reasonable attorneys’ fees and costs, shall be secured by this Assignment and by the Mortgage and the other Loan Documents and Borrower shall reimburse Lender therefor immediately upon demand and upon the failure of Borrower so to do Lender may, at its option, declare the Obligations to be immediately due and payable. This Assignment shall not operate to place any obligation or liability for the control, care, management or repair of the Property upon Lender, nor for the carrying out of any of the terms and conditions of the Leases or any Lease Guaranties; nor shall it operate to make Lender responsible or liable for any waste committed on the Property by the tenants or any other parties, or for any dangerous or defective condition of the Property, including, without limitation, the presence of any Hazardous Substances (as defined in the Environmental Indemnity), or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger.

Section 4.2 No Mortgagee In Possession. Nothing herein contained shall be construed as constituting Lender a “mortgagee in possession” in the absence of the taking of actual possession of the Property by Lender. In the exercise of the powers herein granted Lender, no liability shall be asserted or enforced against Lender, all such liability being expressly waived and released by Borrower.

Section 4.3 Further Assurances. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, conveyances, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, require for the better assuring, conveying, assigning, transferring and confirming unto Lender the property and rights hereby assigned or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Assignment or for filing, registering or recording this Assignment and, on demand, will execute and deliver, and hereby authorizes Lender to execute in the name of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien and security interest hereof in and upon the Leases.

ARTICLE 5

MISCELLANEOUS PROVISIONS

Section 5.1 Conflict of Terms. In case of any conflict between the terms of this Assignment and the terms of the Loan Agreement, the terms of the Loan Agreement shall prevail.

Section 5.2 No Oral Change. This Assignment and any provisions hereof may not be modified, amended, waived, extended, changed, discharged or terminated orally, or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party(ies) against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Section 5.3 General Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Assignment may be used interchangeably in the singular or plural form and the word “Borrower” shall mean “each Borrower and any subsequent owner or owners of the Property or any part thereof or interest therein,” the word “Lender” shall mean “Lender and any subsequent holder of the Note,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Loan Agreement,” the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees”, “legal fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels, incurred or paid by Lender in protecting its interest in the Property, the Leases and/or the Rents and/or in enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

Section 5.4 Inapplicable Provisions. If any provision of this Assignment is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Assignment, such provision shall be fully severable and this Assignment shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Assignment, and the remaining provisions of this Assignment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Assignment, unless such continued effectiveness of this Assignment, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

Section 5.5 Governing Law; Jurisdiction;. WITH RESPECT TO MATTERS RELATING TO THE CREATION, PERFECTION AND PROCEDURES RELATING TO THE ENFORCEMENT OF THIS ASSIGNMENT, THIS ASSIGNMENT SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS PARAGRAPH AND TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES SHALL GOVERN ALL MATTERS RELATING TO THIS ASSIGNMENT AND THE OTHER LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. ALL PROVISIONS OF THE LOAN AGREEMENT INCORPORATED HEREIN BY REFERENCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, AS SET FORTH IN THE GOVERNING LAW PROVISION OF THE LOAN AGREEMENT.

Section 5.6 Termination of Assignment. Upon the termination or reconveyance of the Mortgage, this Assignment shall become and be void and of no effect.

Section 5.7 Notices. All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

Section 5.8 WAIVER OF TRIAL BY JURY. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND FOREVER WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, WITH REGARD TO THIS ASSIGNMENT, THE NOTE, THE MORTGAGE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

Section 5.9 Exculpation. The provisions of Section 10.1 of the Loan Agreement are hereby incorporated by reference into this Assignment to the same extent and with the same force as if fully set forth herein.

Section 5.10 Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of Borrower and Lender and their respective successors and permitted assigns forever. Lender shall have the right to assign or transfer its rights under this Assignment in connection with any assignment of the Loan and the Loan Documents. Any assignee or transferee of Lender shall be entitled to all the benefits afforded to Lender under this Assignment. Borrower shall not have the right to assign or transfer its rights or obligations under this Assignment without the prior written consent of Lender, as provided in the Loan Agreement, and any attempted assignment without such consent shall be null and void.

Section 5.11 Headings, Etc. The headings and captions of the various paragraphs of this Assignment are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

Section 5.12 Recitals. The recitals hereof are a part hereof, form a basis for this Assignment and shall be considered prima facie evidence of the facts and documents referred to therein.

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IN WITNESS WHEREOF, this Assignment has been duly executed under seal and delivered by Assignor as of the day and year first above written.

BORROWER:
Signed, sealed and delivered in the presence of:	DC-180 PEACHTREE, LLC, a Delaware limited liability company

/s/ Lisa Collado
Unofficial witness	By:	180 PEACHTREE HOLDINGS, LLC, a Delaware limited liability company, as Managing Member
/s/ Elizabeth Fay
Notary Public My Commission Expires: August 24, 2015		By:	CARTER/VALIDUS OPERATING PARTNERSHIP, LP, a Delaware limited partnership, as Manager

(Notary Seal)			By:	By: CARTER VALIDUS MISSION CRITICAL REIT, INC., a Maryland corporation, as General Partner

				By:	/s/ Todd Sakow	(SEAL)
Name: Todd Sakow
Title: CFO

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

Parcel One

All that tract or parcel of land lying and being in Land Lot 78 of the 14th District of Fulton County, Georgia, and being more particularly described as follows: Unit 200 of 180 Peachtree Street, a Condominium, as such was formed and constituted by Declaration for 180 Peachtree Street, a Condominium, dated July 3, 2008, declared by Peachtree/Carnegie, LLC, recorded in Deed Book 46948, Page 508, et seq., Fulton County, Georgia records, Plans for 180 Peachtree Street, a Condominium, dated July 1, 2008, recorded in Floor Plan Condominium Book 40, Pages 107-121, aforesaid records, Plat for 180 Peachtree Street, a Condominium, dated July 2, 2008, recorded in Condo Plat Book 18, Pages 149-151, aforesaid records, as amended from time to time, together with its appurtenant percentage of undivided interest in the Common Areas (including Limited Common Areas) as set out in the aforesaid Declaration, Plans and Plats (the “Unit”). The foregoing Declaration, plat plans and allied instruments and amendments executed thereto, are incorporated herein by reference as a part of the description of the property described hereby.

Parcel Two

All that tract or parcel of land lying and being in Land Lot 78 of the 14th District, City of Atlanta, Fulton County, Georgia and being more particularly described as follows:

Beginning at the intersection formed by the westerly right-of-way line of Peachtree Street (variable r/w) with the northerly right-of-way line of Ellis Street (variable r/w), from the Point of Beginning thus established, proceed South 88°42’12” West along said northerly right-of-way line of Ellis Street (variable r/w) for a distance of 248.79 feet to a point where said right-of-way line intersects the northeasterly right-of-way line of Carnegie Way (variable r/w); thence North 41°18’57” West along said northeasterly right-of-way line of Carnegie Way (variable r/w) for a distance of 260.51 feet to a point where said right-of-way line intersects the easterly right-of-way line of Spring Street (variable r/w); thence North 10°16’09” East along said easterly right-of-way line of Spring Street (variable r/w) for a distance of 66.30 feet to a point; thence departing said right-of-way line of Spring Street (variable r/w) and run North 89°10’12” East for a distance of 76.49 feet to a point; thence North 09°54’12” East for a distance of 0.90 feet to a point; thence North 89°16’58” East for a distance of 331.31 feet to a point on the westerly right-of-way line of Peachtree Street (variable r/w); thence South 00°12’49” East along said westerly right-of-way line of Peachtree Street (variable r/w) for a distance of 261.42 feet to a point on the northerly right-of-way line of Ellis Street (variable r/w) and the Point of Beginning; said tract or parcel containing 2.13778 acres or 93,122 square feet.

LESS AND EXCEPT:

All that tract or parcel of land lying and being in Land Lot 78 of the 14th District, City of Atlanta, Fulton County, Georgia and being more particularly described as follows:

Beginning at the intersection formed by the westerly right-of-way line of Peachtree Street (variable r/w) with the northerly right-of-way line of Ellis Street (variable r/w), from the Point of Beginning thus established, proceed South 88°42’12” West along said northerly right-of-way line of Ellis Street (variable r/w) for a distance of 248.79 feet to a point where said right-of-way line intersects the northeasterly right-of-way line of Carnegie Way (variable r/w); thence North 41°18’57” West along said northeasterly right-of-way line of Carnegie Way (variable r/w) for a distance of 89.34 feet to a point; thence departing the northeasterly right-of-way line of Carnegie Way (variable r/w) and proceeding North 00°14’06” West for a distance of 196.10 feet to a point; thence North 89°16’58” East for a distance of 307.56 feet to a point on the westerly right-of-way line of Peachtree Street (variable r/w); thence South 00°12’49” East along said westerly right-of-way line of Peachtree Street (variable r/w) for a distance of 261.42 feet to a point on the northerly right-of-way line of Ellis Street (variable r/w) and the Point of Beginning; said tract or parcel containing 1.81024 acres or 78,854 square feet.

Parcel Two also described as:

All that tract or parcel of land lying and being in Land Lot 78 of the 14th District of Fulton County, Georgia, being more particularly described as follows:

Beginning at the northeastern right of way intersection of Carnegie Way and Spring Street; thence North 13 degrees 23 minutes 16 seconds East 66.64 feet to a point; thence South 87 degrees 29 minutes 29 seconds East 58.57 feet to a point; thence North 13 degrees 14 minutes 31 seconds East 0.90 feet to a point; thence South 3 degrees 15 minutes 01 seconds West along the East wall of a 5 story parking garage 196.42 feet to the right of way of Carnegie Way; thence North 37 degrees 56 minutes 25 seconds West 171.13 feet to the Point of Beginning. Said property being known as 171 Carnegie Way, NW, Atlanta, Georgia.

Parcel Three

All that tract or parcel of land lying and being in Land Lot 78 of the 14th District, City of Atlanta, Fulton County, Georgia and being more particularly described as follows:

Beginning at the intersection formed by the southwesterly right-of-way line of Carnegie Way (variable r/w) with the northwesterly right-of-way line of Fairlie Street (variable r/w), from the Point of Beginning thus established, proceed South 48°05’56” West along said northwesterly right-of-way line of Fairlie Street (variable r/w) for a distance of 201.20 feet to a point where said right-of-way line intersects the northeasterly right-of-way line of Williams Street (variable r/w, fka: James Street); thence North 41°39’56” West along said northeasterly right-of-way line of Williams Street (variable r/w, fka: James Street) for a distance of 101.89 feet to a point; thence departing said northeasterly right-of-way line of Williams Street (variable r/w, fka: James Street) and run North 48°18’05” East a distance of 201.64 feet to a point on the southwesterly right-of-way line of Carnegie Way (variable r/w); thence South 41°24’56” East along said southwesterly right-of-way line of Carnegie Way (variable r/w) for a distance of 101.18 feet to a point on the northwesterly right-of-way line of Fairlie Street (variable r/w) and the Point of Beginning; said tract or parcel containing 0.46950 of an acre or 20,451 square feet.

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Parcel Three also described as:

All that tract or parcel of land lying and being in the City of Atlanta, in Land Lot 78 of the 14th District of Fulton County, Georgia, more particularly described as follows:

Beginning at the corner formed by the intersection of the Southwest side of Carnegie Way with the Northwest side of Fairlie Street; running thence in a northwesterly direction along the Southwest side of Carnegie Way a distance of One hundred one and twenty-five hundredths (101.25) feet to the property formerly owned by Mrs. Hattie H. High; running thence in a southwesterly direction along the Southwest line of said High property a distance of Two hundred two and fifteen hundredth (202.15) feet to the Northeast side of Williams Street (formerly known as James Street); running thence in a southeasterly direction along the Northeast side of Williams Street a distance of One hundred one and ninety hundredths (101.90) feet to the Northwest side of Fairlie Street; running thence in a northeasterly direction along the Northwest side of Fairlie Street a distance of Two hundred one and ninety-two (201.92) feet to the Southwest side of Carnegie Way and the point of beginning.

Parcel Four (Leasehold Interest)

All that tract or parcel of land lying and being in Land Lot 78 of the 14th District, City of Atlanta, Fulton County, Georgia and being more particularly described as follows:

Beginning at the intersection formed by the southeasterly right-of-way line of Cone Street (variable r/w) with the southwesterly right-of-way line of Carnegie Way (variable r/w), from the Point of Beginning thus established, proceed South 41°24’56” East along said southwesterly right-of-way line of Carnegie Way (variable r/w) for a distance of 100.64 feet to a point; thence South 48°18’05” West and departing said southwesterly right-of-way line of Carnegie Way (variable r/w) for a distance of 201.64 feet to a point on the northeasterly right-of-way line of Williams Street (variable r/w, fka: James Street); thence North 41°39’56” West along said northeasterly right-of-way line of Williams Street (variable r/w, fka: James Street) for a distance of 101.84 feet to a point where said northeasterly right-of-way line of Williams Street intersects the southeasterly right-of-way line of Cone Street (variable, r/w); thence North 48°38’28” East along said southeasterly right-of-way line of Cone Street (variable, r/w) for a distance of 202.08 feet to a point on the southwesterly right-of-way line of Carnegie Way (variable r/w) and the Point of Beginning; said tract or parcel containing 0.46917 of an acre or 20,437 square feet.

Parcel Four (Leasehold Interest) also described as:

All that tract or parcel of land lying and being in City of Atlanta, in Land Lot 78 of the 14th District of Fulton County, Georgia, more particularly described as follows:

Beginning at the corner formed by the intersection of the Southeast side of Cone Street with the Southwest side of Carnegie Way; running thence Southeast along the Southwest side of Carnegie Way 100.7 feet to the Northwest line of the lands now or formerly owned by Mimosa Corporation; running thence Southwest along said line of said lands 202 feet, more or less, to the Northeast side of Williams Street (formerly James Street); running thence Northwest along the Northeast side of Williams Street 101.85 feet to the Southeast side of Cone Street; running thence Northeast along the Southeast side of Cone Street 201.6 feet to the Southwest side of Carnegie Way and the point of beginning.

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All of the above being. Together with rights and Privileges granted under that certain:

Agreement between the City of Atlanta, Georgia, Atmain Properties Corp., a Delaware corporation, and Carcone Parking, Inc., a Delaware corporation, dated December 9, 1975, filed for record February 13, 1976 at 9:04 a.m., recorded in Deed Book 6427, Page 418, aforesaid Records; as affected by Assignment and Assumption of Pedestrian Bridge Agreement between Macy’s East, Inc., an Ohio corporation, and @tlanta exchange LLC, a Delaware limited liability company, dated as of July 28, 2000, filed for record August 2, 2000 at 11:14 a.m., recorded in Deed Book 29328, Page 338, aforesaid Records;

As further affected by that certain Assignment and Assumption Agreement between Atlantaxchange LLC and Peachtree/Carnegie LLC dated as of March 16, 2007, filed for record March 27, 2007, recorded in Deed Book 44706, Page 479, aforesaid records;

As further affected by that certain Assignment and Assumption Agreement (assigning a portion of the pedestrian bridge while retaining another portion) between Peachtree/Carnegie LLC dated July 7, 2008 and filed for record July 8, 2008 in Deed Book 46958, Page 51,as affected by Assignment and Assumption Agreement of Pedestrian Bridge Agreement between Peachtree/Carnegie LLC and Carter Validus Properties, LLC, dated as of the date hereof, to be recorded in aforesaid records (the “Bridge Agreement”).

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EXHIBIT B

GROUND LEASE

That certain Lease between Mrs. Dorothy High Peteet, as life tenant, and Mrs. Dorothy Peteet Mitchell (“Mitchell”) and Dennie R. Peteet, Jr. (“Peteet”), as landlord, and Phoenix Investment Company, as tenant, dated December 22, 1960, recorded on January 17, 1961 in Deed Book 3661, page 248, of the Fulton County Records (“Records”); the interest of Phoenix Investment Company having been assigned to Carcone Parking, Inc. (“Carcone”), by Assignment of Lease dated May 15, 1963, recorded on May 20, 1963 in Deed Book 4058, page 593, of the Records; as modified by Lease Amendment between Mrs. Dorothy High Peteet, Mitchell, Peteet and Carcone, dated July 7, 1964, recorded in Deed Book 4263, page 101, of the Records; as assigned by Assignment and Assumption Agreement between Macy’s Primary Real Estate Inc. (successor by merger to Carcone) and Macy’s East, Inc. dated June 26, 1999, recorded on November 12, 1999 in Deed Book 27981, page 316, of the Records; the interest of Macy’s East Inc. having been assigned to AtlantaXchange LLC (f/k/a @tlanta exchange LLC), by Assignment and Assumption of Lease dated July 28, 2000, filed August 2, 2000, recorded in Deed Book 29328, page 327, of the Records; as further amended by Second Amendment to Lease between Landlord and AtlantaXchange LLC, dated October 31, 2000, filed January 10, 2001, recorded in Deed Book 29858, page 249, as assigned by that certain Assignment and Assumption of Lease by and between AtlantaXchange LLC and Peachtree/Carnegie LLC dated March 16, 2007, recorded in Book 44706, Page 479, as assigned by that certain Assignment and Assumption of Ground Lease by and between Peachtree/Carnegie LLC and DC-180 Peachtree, LLC dated as of the date hereof, to be recorded in the Records.

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EXHIBIT C

CONDOMINIUM DOCUMENTS

List of Documents:

Declaration for 180 Peachtree Street, a Condominium filed with the Clerk of Superior Court of Fulton County, Georgia on July 8, 2008, recorded in Deed Book 46948, Page 508, et seq. as Instrument Number 2008-0161371, as amended by that First Amendment to Declaration for 180 Peachtree Street, a Condominium filed with the Clerk of Superior Court of Fulton County, Georgia on July 8, 2008, recorded in Deed Book 46958, Page 64, et seq. as Instrument Number 2008-0163035.

Bylaws of 180 Peachtree Street Condominium Association, Inc. as duly adopted by the Board of Directors on July 2, 2008 and certified by the Secretary of 180 Peachtree Street Condominium Association, Inc. on July 3, 2008.

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